UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2013

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

COMPLETION OF SPIN-OFF

On November 1, 2013, the previously announced spin-off of Harvard Apparatus Regenerative Technology, Inc. (“HART,” the “Company,” “our,” “us” or “we”) from Harvard Bioscience, Inc. (“Harvard Bioscience”) was completed.  HART became an independent company that operates the regenerative medicine business previously owned by Harvard Bioscience. The spin-off was completed through the distribution to Harvard Bioscience’s stockholders of record of all the shares of common stock of HART (the “Distribution”).  In the Distribution, Harvard Bioscience distributed to its stockholders one share of HART common stock for every four shares of Harvard Bioscience common stock outstanding as of the close of business of Harvard Bioscience on October 21, 2013, the record date for the Distribution.

In connection with the spin-off, on October 31, 2013, HART entered into several definitive agreements with Harvard Bioscience that, among other things, effect the spin-off and provide a framework for its relationship with Harvard Bioscience after the spin-off, including the following agreements:

•	a Separation and Distribution Agreement;

•	an Intellectual Property Matters Agreement;

•	a Product Distribution Agreement;

•	a Tax Sharing Agreement;

•	a Transition Services Agreement; and

•	a Sublease.

The principal agreements described below are filed as exhibits to this Form 8-K (Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively), and the summaries of each of these agreements below set forth the terms of the agreements that we believe are material. These summaries are qualified in their entireties by reference to the full text of the applicable agreements, which are incorporated by reference into this Form 8-K.

Separation and Distribution Agreement

The separation and distribution agreement sets forth the agreements between us and Harvard Bioscience regarding the principal corporate transactions required to effect our separation from Harvard Bioscience (the “Separation”) and the Distribution, and other agreements governing the relationship between Harvard Bioscience and us.

The Separation

The separation and distribution agreement identifies the assets transferred, liabilities assumed and contracts assigned to each of us and Harvard Bioscience as part of the separation of Harvard Bioscience into two companies, and provides for when and how these transfers, assumptions and assignments have and will occur. In particular, the separation and distribution agreement provides, among other things, that, subject to the terms and conditions contained therein:

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•	certain assets related to the businesses and operations of Harvard Bioscience’s regenerative medicine business, which we refer to as the HART Assets, have and will be transferred to us or one of our subsidiaries;

•	certain liabilities (including whether accrued, contingent or otherwise) arising out of or resulting from the HART Assets, and other liabilities related to the businesses and operations of Harvard Bioscience’s regenerative medicine business, which we refer to as the HART Liabilities, have been and will be retained by or transferred to us or one of our subsidiaries;

•	all of the assets and liabilities (including whether accrued, contingent or otherwise) other than the HART Assets and HART Liabilities (such assets and liabilities, other than the HART Assets and the HART Liabilities, are referred to as the Excluded Assets and Excluded Liabilities, respectively) will be retained by or transferred to Harvard Bioscience or one of its subsidiaries; and

•	certain shared contracts will be assigned, in part to us or our applicable subsidiaries or be appropriately amended.

Except as may expressly be set forth in the separation and distribution agreement or any other transaction agreements, all assets will be transferred on an “as is,” “where is” basis and the respective transferees will bear the economic and legal risks that (1) any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, and (2) any necessary consents or governmental approvals are not obtained or that any requirements of laws or judgments are not complied with.

Certain of the liabilities and obligations to be assumed by one party or for which one party will have an indemnification obligation under the separation and distribution agreement and the other transaction agreements relating to the Separation are, and following the Separation may continue to be, the legal or contractual liabilities or obligations of the other party. Each party that continues to be subject to such legal or contractual liability or obligation will rely on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the separation and distribution agreement to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.

Claims

In general, each party to the separation and distribution agreement will assume liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Intercompany Accounts

The separation and distribution agreement provides that, subject to any provisions in the separation and distribution agreement or any other transaction agreement to the contrary, at or prior to the Distribution, all intercompany accounts between Harvard Bioscience and its subsidiaries, on the one hand, and our company and our subsidiaries, on the other hand, will be settled.

Further Assurances

To the extent that any transfers contemplated by the separation and distribution agreement have not been consummated on or prior to the date of the Separation, the parties will agree to cooperate to effect such transfers as promptly as practicable following the date of the Separation. In addition, each of the parties will agree to cooperate with the other party and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the separation and distribution agreement and the other transaction agreements.

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Employee Matters

The separation and distribution agreement also allocates liabilities and responsibilities relating to employee compensation, benefit plans, programs and other related matters in connection with the Separation, including the treatment of outstanding incentive awards and certain retirement and welfare benefit obligations. The separation and distribution agreement provides for certain adjustments with respect to Harvard Bioscience equity compensation awards that will occur in connection with the Distribution. Such adjustment is required under the Harvard Bioscience employee benefit plans and it is anticipated that each outstanding Harvard Bioscience option to purchase Harvard Bioscience common stock shall be converted on the date of the Distribution into both an adjusted Harvard Bioscience option to purchase Harvard Bioscience common stock and an option to purchase our common stock. It is currently anticipated that Black-Scholes valuation modeling will be used to determine the value that each Harvard Bioscience option has lost at the time of the Distribution and then to ensure the holder maintains such lost value, 80% of such lost value will be provided back to the holder by making appropriate adjustments to the share amount and exercise price of the existing Harvard Bioscience option and 20% of such lost value will be provided back to the holder through the issuance of an option to purchase our common stock. The share amounts and exercise prices of the adjusted Harvard Bioscience options and our options would be adjusted in a manner to ensure the intrinsic value held by the holder pertaining to the existing Harvard Bioscience award is maintained immediately following the Distribution and shall be determined such that tax is not triggered under Section 409A of the Internal Revenue Code.

Similar to the adjustment of the existing Harvard Bioscience options, with respect to each unvested Harvard Bioscience restricted stock unit outstanding at the time of the Distribution, such Harvard Bioscience restricted stock unit shall be converted on the date of the Distribution into both an adjusted Harvard Bioscience restricted stock unit and a restricted stock unit in our company. Immediately following the Distribution, the market prices of Harvard Bioscience and our common stock will be used to determine the value that each Harvard Bioscience restricted stock unit lost at the time of the Distribution and then to ensure the holder maintains such lost value, 80% of such lost value will be provided back to the holder by making appropriate increase of the share amount of the existing Harvard Bioscience restricted stock unit and 20% of such lost value will be provided back to the holder through the issuance of our restricted stock unit. The share amounts of the adjusted Harvard Bioscience restricted stock unit and our restricted stock unit would be set in a manner to ensure the intrinsic value held by the holder pertaining to the existing Harvard Bioscience award is maintained immediately following the Distribution and shall be determined such that tax is not triggered under Section 409A of the Internal Revenue Code.

Auditors and Audits; Annual Financial Statements and Accounting

We have agreed that, for so long as Harvard Bioscience is required to consolidate our results of operations and financial position or account for its investment in our company under the equity method of accounting, we will:

•	not change our independent auditors without Harvard Bioscience’s prior written consent;

•	use our best efforts to enable our independent auditors to complete their audit of our financial statements in a timely manner so as to permit timely filing of Harvard Bioscience’s financial statements;

•	provide to Harvard Bioscience and its independent auditors all information required for Harvard Bioscience to meet its schedule for the filing and distribution of its financial statements and to make available to Harvard Bioscience and its independent auditors all documents necessary for the annual audit of our company as well as access to the responsible company personnel so that Harvard Bioscience and its independent auditors may conduct their audits relating to our financial statements;

•	adhere to certain specified Harvard Bioscience accounting policies and notify and consult with Harvard Bioscience regarding any changes to our accounting principles and estimates used in the preparation of our financial statements, and any deficiencies in, or violations of law in connection with, our internal control over financial reporting; and

•	consult with Harvard Bioscience regarding the timing and content of our earnings releases and cooperate fully (and cause our independent auditors to cooperate fully) with Harvard Bioscience in connection with any of its public filings.

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Releases

Except as otherwise provided in the separation and distribution agreement or any other transaction agreements, each party will release and forever discharge the other party and its respective subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation. The releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Separation, which agreements include, but are not limited to, the separation and distribution agreement, the transition services agreement, the tax sharing agreement, and certain commercial agreements and the transfer documents in connection with the Separation.

Indemnification

In addition, the separation and distribution agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of Harvard Bioscience’s business with Harvard Bioscience. Specifically, each party will indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and its officers, directors, employees and agents for any losses arising out of or otherwise in connection with:

•	the liabilities that each such party assumed or retained pursuant to the separation and distribution agreement (which, in the case of our company, would include the HART liabilities and, in the case of Harvard Bioscience, would include the excluded liabilities) and the other transaction agreements;

•	the operation of such party’s business (other than, in the case of Harvard Bioscience, our business);

•	any guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding for the benefit of such party or its subsidiaries by the other party or any of its subsidiaries that survives following the Separation date; and

•	any breach by such party of the separation and distribution agreement or the other transaction agreements.

Also, we will indemnify, defend and hold harmless Harvard Bioscience, its affiliates and subsidiaries and its officers, directors, employees and agents for any losses arising out of or otherwise in connection with any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in the registration statement on Form 10 and related information statement that was filed by HART in connection with the spin-off or in such information statement or necessary to make the statements in such registration statement or such information statement not misleading. The separation and distribution agreement also specifies procedures with respect to claims subject to indemnification and related matters.

Access to Information

Under the separation and distribution agreement, we and Harvard Bioscience are obligated to provide each other access to information as follows:

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•	subject to applicable confidentiality obligations and other restrictions, we and Harvard Bioscience will give each other any information within each other’s possession that the requesting party reasonably needs to comply with requirements imposed on the requesting party by a governmental authority, for use in any proceeding or to satisfy audit, accounting or similar requirements, or to comply with its obligations under the separation and distribution agreement or any ancillary agreement;

•	we will maintain in effect at our own cost and expense adequate systems and controls to the extent necessary to enable Harvard Bioscience and its subsidiaries to satisfy their respective reporting, accounting, audit and other obligations, and we will provide to Harvard Bioscience in such form as Harvard Bioscience may request, at no charge to Harvard Bioscience, all financial and other data and information as Harvard Bioscience determines necessary or advisable in order to prepare its financial statements and reports or filings with any governmental authorities, including copies of all quarterly and annual financial information and other reports and documents we intend to file with the SEC prior to such filings (as well as final copies upon filing), and copies of our budgets and financial projections;

•	subject to certain exceptions we and Harvard Bioscience will use reasonable efforts to make available to each other, our past, present and future directors, officers, other employees and representatives to the extent reasonably required as witnesses in any legal, administrative or other proceedings in which the other party may become involved;

•	the company providing information, consultant or witness services under the separation and distribution agreement will be entitled to reimbursement from the other for reasonable expenses incurred in providing this assistance;

•	we will retain certain information owned by us or in our possession relating to our business in accordance with Harvard Bioscience’s record retention policy and, if we intend to destroy this information prior to the end of the retention period required by Harvard Bioscience’s retention policy, we must give Harvard Bioscience the opportunity to take possession of the information; and

•	we and Harvard Bioscience will hold in strict confidence all proprietary information concerning or belonging to the other party for a five year period after the Separation, unless legally required to disclose such proprietary information.

Insurance

The separation and distribution agreement provides for the allocation among the parties of rights and obligations under existing insurance policies with respect to occurrences prior to the Separation and will set forth procedures for the administration of insured claims. In addition, the separation and distribution agreement allocates between the parties the right to proceeds and the obligation to incur certain deductibles under certain insurance policies. The separation and distribution agreement also provides that Harvard Bioscience will obtain, subject to the terms of the agreement, certain directors and officers insurance policies to apply against certain pre-separation claims, if any.

Expenses

All third-party fees, costs and expenses paid or incurred in connection with the Separation and the Distribution will be paid by Harvard Bioscience. Except as otherwise set forth above or as provided in the separation and distribution agreement or other transaction agreements, all other costs and expenses will be borne by the party incurring such costs and expenses.

Intellectual Property Matters Agreement

The intellectual property matters agreement governs various arrangements between us and Harvard Bioscience. The agreement provides for the transfer by Harvard Bioscience of all patents, patent applications and inventions not yet filed as patents, as well as any other trade secrets or know-how, that were originated in our business following our establishment as a division of Harvard Bioscience. The agreement also provides for cross-licenses whereby we will have a worldwide royalty free license to use in our business certain of Harvard Bioscience’s currently existing intellectual property, technology and know-how, and Harvard Bioscience will have a worldwide royalty free license to use in certain of its businesses our currently existing intellectual property, technology and know-how. The transfer of the intellectual property from Harvard Bioscience to us that was originated in our business and the cross-licenses described above shall remain in effect in perpetuity.

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In addition, in accordance with the intellectual property matters agreement, we will grant Harvard Bioscience an exclusive, worldwide license to use that intellectual property, including any technology or intellectual property developed in the future during the five year period of time following the date of the agreement, for use within the industries and fields in which Harvard Bioscience is currently operating now and in the future, excluding the fields and industries in which we operate. In addition, Harvard Bioscience will grant to us an exclusive, worldwide license to all technology or intellectual property developed in certain divisions of its business in the future during the five year period of time following the date of the agreement, for use within the industries and fields in which we operate. Such licenses are subject to expiration in the event the licensee ceases to actively use the licensed technology or suffers certain insolvency events, as well as upon the expiration of patents that may be included in the licensed technology. Such licenses will be royalty-free for a period of five years following the date of the agreement, provided the parties have agreed that if following such royalty-free five year period, a licensee desires to continue the license, the parties will negotiate in good faith the payment terms and conditions of a continued license.

The intellectual property matters agreement also provides that for a period of ten years following the date of the agreement, each company will be subject to non-competition and non-solicitation provisions which restrict its ability to compete with the other company in such company’s respective field as well as soliciting and hiring employees of the other company under certain circumstances.

Product Distribution Agreement

We have also entered into a product distribution agreement with Harvard Bioscience pursuant to which each company will become the exclusive distributor for the other party for products such other party develops for sale in the markets served by the other. In addition, Harvard Bioscience has agreed, that except for certain existing activities of its German subsidiary, to the extent that any Harvard Bioscience businesses desire to resell or distribute any bioreactor that is then manufactured by us, we will be the exclusive manufacturer of such bioreactors and Harvard Bioscience will purchase such bioreactors from us. The product distribution agreement has an initial term of ten years, provided that either party may terminate the agreement earlier in the case of material breach by the other party after written notice and a sixty day period to cure and certain other instances pertaining to insolvency events impacting a party. In addition, either party may terminate its obligations as a distributor with respect to a particular product, after written notice and a sixty day period to cure, if such party determines that the other party is unwilling or unable to supply such product.

Tax Sharing Agreement

Allocation of Taxes

The tax sharing agreement governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. In general, under the tax sharing agreement:

•	With respect to any periods (or portions thereof) ending at or prior to the Distribution, Harvard Bioscience is responsible for any U.S. federal income taxes (including any interest or penalties thereon and any audit adjustment) and any U.S. state or local income taxes (including any interest or penalties thereon and any audit adjustment) reportable on a consolidated, combined or unitary return.

•	After the Distribution, Harvard Bioscience will be responsible for U.S. federal, state or local income taxes reportable on returns that include only Harvard Bioscience and its subsidiaries (excluding us and our subsidiaries), and we will be responsible for any U.S. federal, state or local income taxes reportable on returns that include only us and our subsidiaries.

•	Harvard Bioscience is responsible for any non-income taxes reportable on returns that include only Harvard Bioscience and its subsidiaries (excluding us and our subsidiaries), and after the Distribution, we are responsible for any non-income taxes filed on returns that include only us and our subsidiaries.

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We are generally not entitled to receive payment from Harvard Bioscience in respect of any of our tax attributes or tax benefits or any reduction of taxes of Harvard Bioscience. Moreover, Harvard Bioscience is generally entitled to refunds of income taxes with respect to periods (or portions thereof) ending at or prior to the Distribution. If we realize any refund, credit or other reduction in otherwise required tax payments in any period (or portion thereof) beginning after the Distribution as a result of an audit adjustment resulting in taxes for which Harvard Bioscience would otherwise be responsible, then, subject to certain exceptions, Harvard Bioscience will be entitled to such refund, credit or reduction. Further, if any taxes result to Harvard Bioscience as a result of a reduction in our tax attributes for a period (or portion thereof) ending at or prior to the Distribution pursuant to an audit adjustment (relative to the amount of such tax attribute reflected on Harvard Bioscience’s tax return as originally filed), then, subject to certain exceptions, Harvard Bioscience will be responsible for paying the amount of any such taxes.

The parties obligations under the tax sharing agreement are not limited in amount or subject to any cap. Further, even if HART or Harvard Bioscience is not responsible for tax liabilities of the other party and its subsidiaries under the tax sharing agreement, such party nonetheless could be liable under applicable tax law for such liabilities.

The tax sharing agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the tax sharing agreement provides for cooperation and information sharing with respect to tax matters. Harvard Bioscience is primarily responsible for preparing and filing any tax return with respect to the Harvard Bioscience affiliated group for U.S. federal income tax purposes and with respect to any consolidated, combined or unitary group for U.S. state or local income tax purposes that includes Harvard Bioscience or any of its subsidiaries. Under the tax sharing agreement, we generally will be responsible for preparing and filing any tax returns that include only us and our subsidiaries for tax periods beginning after the Distribution.

Harvard Bioscience generally has exclusive authority to control tax contests related to any tax returns of the Harvard Bioscience affiliated group for U.S. federal income tax purposes and with respect to any consolidated, combined or unitary group for U.S. state or local income tax purposes that includes Harvard Bioscience or any of its subsidiaries. We generally have exclusive authority to control tax contests with respect to tax returns that include only us and our subsidiaries for tax periods beginning after the Distribution.

Preservation of the Tax-free Status of the Distribution

Harvard Bioscience and we intend the contribution and Distribution, taken together, to qualify as a reorganization pursuant to which no gain or loss is recognized by Harvard Bioscience or its stockholders for federal income tax purposes under Sections 355, 368(a)(1)(D) and related provisions of the Internal Revenue Code. We have agreed to certain restrictions that are intended to preserve the tax-free status of the contribution and the Distribution. We may take certain actions otherwise prohibited by these covenants if Harvard Bioscience receives a private letter ruling from the IRS or if we obtain, and provide to Harvard Bioscience, an opinion from a U.S. tax counsel or accountant of recognized national standing, in either case, acceptable to Harvard Bioscience in its sole and absolute discretion to the effect that such action would not jeopardize the tax-free status of the contribution and the Distribution. These covenants include restrictions on our:

•	issuance or sale of stock or other securities (including securities convertible into our stock but excluding certain compensatory arrangements);

•	sales of assets outside the ordinary course of business; and

•	entering into any other corporate transaction which would cause us to undergo a 50 percent or greater change in our stock ownership.

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We have generally agreed to indemnify Harvard Bioscience and its affiliates against any and all tax-related liabilities incurred by them relating to the contribution or the Distribution to the extent caused by an acquisition of our stock or assets, or other actions of ours. This indemnification applies even if Harvard Bioscience has permitted us to take an action that would otherwise have been prohibited under the tax-related covenants as described above.

Transition Services Agreement

We and Harvard Bioscience have entered into a transition services agreement in connection with the Separation pursuant to which, Harvard Bioscience will provide us, on a transitional basis, certain administrative, human resources, treasury and support services and other assistance, consistent with the services provided by Harvard Bioscience before the Distribution. Pursuant to the transition services agreement, Harvard Bioscience will provide certain support services to us, including, among others, accounting, management, payroll, facilities usage, benefits contributions, human resources, information systems and various other corporate services, as well as operations and engineering support. The charges for the transition services generally are intended to allow Harvard Bioscience to fully recover the costs directly associated with providing the services, plus all out-of-pocket costs and expenses, generally without profit. The charges of each of the transition services generally will be based on either a pre-determined flat fee or an allocation of the cost incurred by Harvard Bioscience providing the service, including certain fees and expenses of third-party service providers. We will be provided with reasonable information that supports the charges for such transition service by Harvard Bioscience.

The services provided under the transition services agreement will terminate at various times specified in the agreement (generally one year after the completion of the Distribution). We may terminate certain specified services by giving prior written notice to the provider of such services and paying any applicable termination charge.

While at the time of the Distribution, Harvard Bioscience is not expected to require any transition services from HART, Harvard Bioscience will have the right to request certain services if it determines such services are necessary during the term of the agreement.

Subject to certain exceptions, the liabilities of each party under the transition services agreement will generally be limited to the aggregate charges (excluding any third-party costs and expenses included in such charges) actually paid to such party pursuant to the transition services agreement. The transition services agreement also provides that neither party will not be liable to the other of such service for any special, indirect, incidental or consequential damages.

Sublease

We have entered into a sublease with Harvard Bioscience of approximately 17,000 square feet of mixed use space of the facility located at 84 October Hill Road, Holliston, Massachusetts from Harvard Bioscience, which will be our corporate headquarters. The sublease has an initial term of eighteen months, but such term will automatically extend for additional successive one year periods unless either party provides 180 days notice that it does not wish to extend the agreement. In addition, the term of the sublease will not extend beyond the term of Harvard Bioscience’s primary lease of the facility which currently is set to expire May 31, 2017.

SHAREHOLDER RIGHTS PLAN

On October 31, 2013, we entered into a Shareholder Rights Agreement with Registrar and Transfer Company, as Rights Agent (the “Rights Agreement”). The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

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Rights Dividend

Pursuant to the terms of the Rights Agreement, our Board of Directors (the “Board” or “Board of Directors”) declared a dividend distribution of one Preferred Stock Purchase Right (a “Right”) for each outstanding share of Common Stock of the Company (the “Common Stock”) to shareholders of record as of the close of business on October 31, 2013 (the “Record Date”). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one ten-thousandths of a share (a “Unit”) of Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a cash exercise price of $60.00 per Unit (the “Exercise Price”), subject to adjustment, under certain conditions specified in the Rights Agreement and summarized below.

Distribution Date

Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of twenty percent (20%) or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a shareholder (the date of said announcement being referred to as the “Stock Acquisition Date”), or (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of twenty percent (20%) or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the “Distribution Date”).

Notwithstanding the foregoing, with respect to any person who beneficially owns (for purposes of the Rights Agreement) twenty percent (20%) or more of the outstanding shares of Common Stock as of October 31, 2013 (such person being referred to in the Rights Agreement as a “Grandfathered Person”), the Distribution Date will not occur unless such Grandfathered Person has acquired beneficial ownership of shares of Common Stock representing an additional one half percent ( 1/2%) of the outstanding shares of Common Stock.

Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates, and not by separate certificates, and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

Subscription and Merger Rights

In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise that number of shares of Preferred Stock of the Company (or, in certain circumstances, including if there are insufficient shares of Common Stock to permit the exercise in full of the Rights, other securities, cash or property, or any combination of the foregoing) having a market value of two times the aggregate exercise price of the Right (which refers to the value of exercise price of the Right multiplied by the number of shares of preferred stock for which the Right is exercisable) (such right being referred to as the “Subscription Right”). In the event that, at any time following the Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other person (other than, in certain circumstances, a subsidiary of the Company), and the Company is not the continuing or surviving corporation, (ii) any person (other than, in certain circumstances, a subsidiary of the Company) consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) fifty percent (50%) or more of the Company’s assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the aggregate exercise price of the Right (which refers to the value of exercise price of the Right multiplied by the number of shares of preferred stock for which the Right is exercisable) (such right being referred to as the “Merger Right”). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

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Until a Right is exercised, the holder will have no rights as a shareholder of the Company (beyond those as an existing shareholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.

Exchange Feature

At any time after a person becomes an Acquiring Person, the Board of Directors may, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of Common Stock or Units at an exchange ratio specified in the Rights Agreement. Notwithstanding the foregoing, the Board of Directors generally will not be empowered to effect such exchange at any time after any person becomes the beneficial owner of fifty percent (50%) or more of the Common Stock of the Company.

Adjustments

The Exercise Price payable, and the number of Units or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least one percent (1%) of the Exercise Price. The Company is not obligated to issue fractional Units. If the Company elects not to issue fractional Units, in lieu thereof an adjustment in cash will be made based on the fair market value of the Preferred Stock on the last trading date prior to the date of exercise.

Redemption

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the time at which any person becomes an Acquiring Person, or (ii) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

Amendment

The Rights Agreement may be amended by the Board of Directors in its sole discretion until the time at which any person becomes an Acquiring Person. After such time the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates). In addition, the Board of Directors may at any time prior to the time at which any person becomes an Acquiring Person, amend the Rights Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Stock then owned by any person and (ii) ten percent (10%).

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Expiration Date

The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 31, 2023 (the “Expiration Date”), unless previously redeemed or exchanged by the Company.

Miscellaneous

The certificate of designations establishing the Preferred Stock and the form of Right Certificate are attached as Exhibits A and B, respectively, to the Rights Agreement (which is attached as Exhibit 4.1 to this Form 8-K).

Item 3.03 Material Modification to the Rights of Security Holders.

Please see the disclosure set forth under Item 1.01 in the Section entitled “Shareholder Rights Plan”, which is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

HART was a 100% owned subsidiary of Harvard Bioscience immediately prior to the Distribution.  On November 1, 2013, Harvard Bioscience completed the distribution of 100% of the outstanding capital stock of HART to holders of Harvard Bioscience common stock on the record date of October 21, 2013. Harvard Bioscience holders of record received one share of HART common stock for every four shares of Harvard Bioscience common stock. Following completion of the distribution, HART is an independent, publicly traded company, and Harvard Bioscience retains no ownership interest in HART. The description of the spin-off included under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

In connection with the Distribution, on October 31, 2103 we entered into Employment Agreements with David Green, our President and Chief Executive Officer, and Thomas McNaughton, our Chief Financial Officer, that each have a term that commenced upon the Distribution. The material terms of those agreements are summarized below. Such Employment Agreements are attached as Exhibits 10.6 and 10.7 to this Form 8-K. The description of the employment agreements below does not purport to be complete and is qualified in its entirety by reference to the respective Employment Agreements which are incorporated herein by reference.

David Green

Mr. Green’s employment agreement has a term of two years, but shall automatically renew for successive two year periods unless either party provides 90 days’ notice that it does not wish to extend the agreement. Mr. Green’s employment agreement provides for an annual base salary in the amount of five hundred four thousand seven hundred dollars ($504,700) which shall be reevaluated on an annual basis by the Board of Directors or the compensation committee. Mr. Green will be eligible to receive cash incentive compensation as determined by the Board of Directors or the compensation committee, and shall also be eligible to participate in all of our employee benefit plans, including without limitation, retirement plans, stock option plans, and medical insurance plans. Mr. Green is also entitled to use a car leased for him by us.

Mr. Green’s employment agreement also provides for payments to be made to Mr. Green in the event of his termination under certain circumstances. If Mr. Green’s employment is terminated by us without “cause” (as such term is defined in Mr. Green’s employment agreement) or by Mr. Green for “good reason” (as such term is defined in Mr. Green’s employment agreement), we are obligated to pay Mr. Green two times the sum of his average annual base salary for the prior three fiscal years or annual salary for the prior fiscal year, whichever is higher, and his average annual cash incentive compensation for the prior three fiscal years or annual cash incentive compensation for the prior fiscal year, whichever is higher. Such payment is conditioned upon Mr. Green’s execution of a general release of claims against us. In addition, all of Mr. Green’s stock options or stock based awards that would otherwise vest within the 24 month period following such termination shall accelerate and become immediately exercisable. We shall continue to pay health insurance premiums for health insurance coverage for Mr. Green and his immediate family for a period of one year following his termination without cause or for good reason.

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Mr. Green may also be entitled to certain payments in the event of a change in control of our company following the Distribution. If Mr. Green’s employment is terminated by us without cause or by Mr. Green for good reason within 18 months of a change in control of our company, Mr. Green is entitled to receive a lump sum cash payment in an amount equal to three times the sum of Mr. Green’s most recent annual salary and his most recent cash incentive compensation. In addition, in the event of a change in control, all of Mr. Green’s stock options or stock based awards shall accelerate and become immediately exercisable. We shall continue to pay health insurance premiums for health insurance coverage for Mr. Green and his immediate family for a period of one year following his termination as a result of a change in control. Mr. Green will not be entitled to severance payments unless mutually agreed upon in writing if Mr. Green is terminated for cause, due to death or disability, or he terminates his employment without good reason. In the event Mr. Green is terminated due to death or disability, we shall continue to pay health insurance premiums for health insurance coverage for Mr. Green and his immediate family for a period of one year following his termination. Mr. Green is also eligible to receive a gross up payment in the event that any amounts received pursuant to the terms of his employment agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties on such excise tax are incurred by Mr. Green. Such payment shall be equal to the amount of (i) the excise tax, (ii) any federal, state or local tax resulting from the gross up payment and (iii) any interest and/or penalties assessed with respect to such excise tax.

Pursuant to the terms of his employment agreement, Mr. Green is also subject to certain confidentiality, non-solicitation and non-competition obligations. The non-solicitation and non-competition obligations survive during the term of his agreement and for a period of 12 months thereafter.

For purposes of Mr. Green’s employment agreement, “cause” shall mean: (A) conduct by Mr. Green constituting a material act of willful misconduct in connection with the performance of his duties; (B) criminal or civil conviction of Mr. Green, a plea of nolo contendere by Mr. Green or conduct by Mr. Green that would reasonably be expected to result in material injury to our reputation if he were retained in his position with us; (C) continued, willful and deliberate non-performance by Mr. Green of his duties; (D) a breach by Mr. Green of his confidentiality, non-solicitation and non-competition obligations to us; or (E) a violation by Mr. Green of our employment policies. For purposes of Mr. Green’s employment agreement, “good reason” shall mean the occurrence of any of the following events: (A) a substantial diminution or other substantive adverse change, not consented to by Mr. Green, in his responsibilities, powers, or duties; (B) any removal of Mr. Green’s title of President and Chief Executive Officer; (C) an involuntary reduction in Mr. Green’s annual salary except for across-the-board reductions similarly affecting substantially all management employees; (D) a breach by us of any of our other material obligations under Mr. Green’s employment agreement; (E) the involuntary relocation of our offices at which Mr. Green is principally employed to a location more than 30 miles from our current offices; or (F) our failure to obtain the agreement from any successor company to us to assume and agree to perform Mr. Green’s employment agreement.

Thomas McNaughton

Mr. McNaughton’s employment agreement will have a term of two years, but shall automatically renew for successive two year periods unless either party provides 90 days’ notice that it does not wish to extend the agreement. Mr. McNaughton’s employment agreement provides for an annual base salary in the amount of three hundred nine thousand ($309,000) which shall be reevaluated on an annual basis by the Board of Directors or the compensation committee. Mr. McNaughton will be eligible to receive cash incentive compensation as determined by the Board of Directors or the compensation committee, and shall also be eligible to participate in all of our employee benefit plans, including without limitation, retirement plans, stock option plans, stock purchase plans and medical insurance plans.

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Mr. McNaughton’s employment agreement also provides for payments to be made to Mr. McNaughton in the event of his termination under certain circumstances. If Mr. McNaughton’s employment is terminated by us without “cause” (as such term is defined in Mr. McNaughton’s employment agreement) or by Mr. McNaughton for “good reason” (as such term is defined in Mr. McNaughton’s employment agreement), we are obligated to pay Mr. McNaughton the sum of his average annual base salary for the prior three fiscal years or annual salary for the prior fiscal year, whichever is higher, and his average annual cash incentive compensation for the prior three fiscal years or annual cash incentive compensation for the prior fiscal year, whichever is higher. Such payment is conditioned upon Mr. McNaughton’s execution of a general release of claims against us. In addition, all of Mr. McNaughton’s stock options or stock based awards that would otherwise vest within the 18 month period following such termination shall accelerate and become immediately exercisable. We shall continue to pay health insurance premiums for health insurance coverage for Mr. McNaughton and his immediate family for a period of one year following his termination without cause or for good reason.

Mr. McNaughton may also be entitled to certain payments in the event of a change in control of our company following the Distribution. If Mr. McNaughton’s employment is terminated by us without cause or by Mr. McNaughton for good reason within 18 months of a change in control of our company, Mr. McNaughton is entitled to receive a lump sum cash payment in an amount equal to the sum of Mr. McNaughton’s most recent annual salary and his most recent cash incentive compensation. In addition, in the event of a change in control, all of Mr. McNaughton’s stock options or stock based awards shall accelerate and become immediately exercisable. We shall continue to pay health insurance premiums for health insurance coverage for Mr. McNaughton and his immediate family for a period of one year following his termination as a result of a change in control.

Mr. McNaughton will not be entitled to severance payments unless mutually agreed upon in writing if Mr. McNaughton is terminated for cause, due to death or disability, or he terminates his employment without good reason. In the event Mr. McNaughton is terminated due to death or disability, we shall continue to pay health insurance premiums for health insurance coverage for Mr. McNaughton and his immediate family for a period of one year following his termination.

Mr. McNaughton is also eligible to receive a gross up payment in the event that any amounts received pursuant to the terms of his employment agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties on such excise tax are incurred by Mr. McNaughton. Such payment shall be equal to the amount of (i) the excise tax, (ii) any federal, state or local tax resulting from the gross up payment and (iii) any interest and/or penalties assessed with respect to such excise tax. Pursuant to the terms of his employment agreement, Mr. McNaughton is also subject to certain confidentiality, non-solicitation and non-competition obligations. The non-solicitation and non-competition obligations survive during the term of his agreement and for a period of 12 months thereafter.

For purposes of Mr. McNaughton’s employment agreement, “cause” shall mean: (A) conduct by Mr. McNaughton constituting a material act of willful misconduct in connection with the performance of his duties; (B) criminal or civil conviction of Mr. McNaughton, a plea of nolo contendere by Mr. McNaughton or conduct by Mr. McNaughton that would reasonably be expected to result in material injury to our reputation if he were retained in his position with us; (C) continued, willful and deliberate non-performance by Mr. McNaughton of his duties; (D) a breach by Mr. McNaughton of his confidentiality, non-solicitation and non-competition obligations to us; or (E) a violation by Mr. McNaughton of our employment policies.

For purposes of Mr. McNaughton’s employment agreement, “good reason” shall mean the occurrence of any of the following events: (A) a substantial diminution or other substantive adverse change, not consented to by Mr. McNaughton, in his responsibilities, powers, or duties; (B) any removal of Mr. McNaughton’s title of Chief Financial Officer; (C) an involuntary reduction in Mr. McNaughton’s annual salary except for across-the-board reductions similarly affecting substantially all management employees; (D) a breach by us of any of our other material obligations under Mr. McNaughton’s employment agreement; (E) the involuntary relocation of our offices at which Mr. McNaughton is principally employed to a location more than 30 miles from our current offices; or (F) our failure to obtain the agreement from any successor company to us to assume and agree to perform Mr. McNaughton’s employment agreement.

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Separation Grants

In connection with the Separation and Distribution and in accordance with the employment agreements described above, Mr. Green and Mr. McNaughton will be granted options to acquire our common stock. These options will be granted on the eleventh trading day after the date of the Distribution and except as noted below with respect to certain Milestone Grants, will vest annually in four equal annual installments on January 1 of each year for four consecutive years commencing with the January 1 immediately following the date of grant. The options granted to Mr. Green and Mr. McNaughton include (i) an option to acquire 580,502 shares of Common Stock in case of Mr. Green, and 145,126 shares of Common Stock in case of Mr. McNaughton, or the Initial Grants, and (ii) an option to acquire 290,251 shares of Common Stock in case of Mr. Green, and 72,563 shares of Common Stock in case of Mr. McNaughton, or the Milestone Grants. With respect to the Milestone Grant, the option shall vest in one third increments subject to certain performance milestones to be determined by our Board of Directors.

Spin-Off Adjustment Grants

As part of the Distribution, as discussed in more detail above in Item 1.01, the outstanding equity awards issued by Harvard Bioscience will be adjusted in a manner to ensure the intrinsic value held by the holder pertaining to the existing Harvard Bioscience award is maintained immediately following the Distribution. As part of the required adjustment, (i) each outstanding Harvard Bioscience option to purchase Harvard Bioscience common stock shall be converted on the date of the Distribution into both an adjusted Harvard Bioscience option to purchase Harvard Bioscience common stock and an option to purchase HART common stock, and (ii) each outstanding Harvard Bioscience restricted stock unit shall be converted on the date of the Distribution into both an adjusted Harvard Bioscience restricted stock unit and a HART restricted stock unit.

Mr. Green and Mr. McNaughton, as former executive officers of Harvard Bioscience, each held Harvard Bioscience options and restricted stock as of the time of the Distribution. As such, Mr. Green and Mr. McNaughton will each be granted HART options and HART restricted stock units as part of the required adjustment to their Harvard Bioscience equity awards. Mr. Green will be granted HART options to purchase up to 69,563 shares of common stock and 8,945 HART restricted stock units and Mr. McNaughton will be granted HART options to purchase up to 24,005 shares of common stock and 4,222 HART restricted stock units.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Distribution, the Board adopted a Code of Business Conduct and Ethics for employees, directors and officers. A copy of such Code of Business Conduct and Ethics will be available soon under the Investor Relations section of our website, http://www.harvardapparatusregen.com/.

Item 8.01 Other Events.

On November 1, 2013, Harvard Bioscience issued a press release announcing the completion of the spin-off. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

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Exhibit Number	Description of Exhibit
2.1§	Separation and Distribution Agreement between Harvard Apparatus Regenerative Technology, Inc. and Harvard Bioscience, Inc. dated as of October 31, 2013.

3.1	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Harvard Apparatus Regenerative Technology, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock, filed as an exhibit to the Company’s Registration Statement on Form 8-A filed with the SEC on October 31, 2013.

4.1	Shareholder Rights Agreement, dated as of October 31, 2013, between Harvard Apparatus Regenerative Technology, Inc. and Registrar and Transfer Company, as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A filed with the SEC on October 31, 2013.

10.1	Intellectual Property Matters Agreement between Harvard Apparatus Regenerative Technology, Inc. and Harvard Bioscience, Inc. dated as of October 31, 2013.

10.2	Product Distribution Agreement between Harvard Apparatus Regenerative Technology, Inc. and Harvard Bioscience, Inc. dated as of October 31, 2013.

10.3	Tax Sharing Agreement between Harvard Apparatus Regenerative Technology, Inc. and Harvard Bioscience, Inc. dated as of October 31, 2013.

10.4	Transition Services Agreement between Harvard Apparatus Regenerative Technology, Inc. and Harvard Bioscience, Inc. dated as of October 31, 2013.

10.5	Sublease by and between Harvard Apparatus Regenerative Technology, Inc. and Harvard Bioscience, Inc. dated as of October 31, 2013.

10.6#	Employment Agreement between Harvard Apparatus Regenerative Technology, Inc. and David Green dated as of October 31, 2013.

10.7#	Employment Agreement between Harvard Apparatus Regenerative Technology, Inc. and Thomas McNaughton dated as of October 31, 2013.

99.1	Press Release issued by Harvard Bioscience on November 1, 2013.

§ The schedules and exhibits to the Separation Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished to the SEC supplementally upon request.

# Management contract or compensatory plan or arrangement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard Apparatus Regenerative Technology, INC.

(Registrant)

November 6, 2013	/s/ THOMAS MCNAUGHTON

(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
2.1§	Separation and Distribution Agreement between Harvard Apparatus Regenerative Technology, Inc. and Harvard Bioscience, Inc. dated as of October 31, 2013.

3.1	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Harvard Apparatus Regenerative Technology, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock, filed as an exhibit to the Company’s Registration Statement on Form 8-A filed with the SEC on October 31, 2013.

4.1	Shareholder Rights Agreement, dated as of October 31, 2013, between Harvard Apparatus Regenerative Technology, Inc. and Registrar and Transfer Company, as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A filed with the SEC on October 31, 2013.

10.1	Intellectual Property Matters Agreement between Harvard Apparatus Regenerative Technology, Inc. and Harvard Bioscience, Inc. dated as of October 31, 2013.

10.2	Product Distribution Agreement between Harvard Apparatus Regenerative Technology, Inc. and Harvard Bioscience, Inc. dated as of October 31, 2013.

10.3	Tax Sharing Agreement between Harvard Apparatus Regenerative Technology, Inc. and Harvard Bioscience, Inc. dated as of October 31, 2013.

10.4	Transition Services Agreement between Harvard Apparatus Regenerative Technology, Inc. and Harvard Bioscience, Inc. dated as of October 31, 2013.

10.5	Sublease by and between Harvard Apparatus Regenerative Technology, Inc. and Harvard Bioscience, Inc. dated as of October 31, 2013.

10.6#	Employment Agreement between Harvard Apparatus Regenerative Technology, Inc. and David Green dated as of October 31, 2013.

10.7#	Employment Agreement between Harvard Apparatus Regenerative Technology, Inc. and Thomas McNaughton dated as of October 31, 2013.

99.1	Press Release issued by Harvard Bioscience on November 1, 2013.

§ The schedules and exhibits to the Separation Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished to the SEC supplementally upon request.

# Management contract or compensatory plan or arrangement.